EXHIBIT 99.1

PUMA GLOBAL TRUST NO. 2 AGGREGATE TOTALS FOR THE PERIOD FROM
OCTOBER 1, 2003 TO SEPTEMBER 30, 2004

NOTE INFORMATION

	Class A Notes		Class B Notes
Original Principal Balance of each class of Note at the time of their issue	US$	1,000,000,000	A$	63,000,000
Principal Balance of each class of Note at September 25, 2003	US$	694,446,700	A$	63,000,000
Amount applied towards payment of principal on each class of Note during the period from September 25, 2003 to September 26, 2004	US$	273,448,000	A$	0
Principal Balance of each class of Note at September 26, 2004	US$	420,998,700	A$	63,000,000
Note Factor at September 25, 2003		0.694446700		1.000000000
Note Factor at September 26, 2004		0.420998700		1.000000000
Amount to be applied towards payment of interest on each class of Note during the period from September 25, 2003 to September 26, 2004	US$	8,201,045	A$	3,718,111
A$ REDRAW NOTES, A$ SUBORDINATED NOTES
As at September 30, 2004 no A$ Redraw Notes or A$ Subordinated Notes have been issued
REDRAW FACILITY
Redraw Facility Principal at the opening of business on September 25, 2003			A$	250,000
Redraw Facility advances made during the period from September 25, 2003 to September 26, 2004			A$	0
Redraw Facility Principal repaid during the period from September 25, 2003 to September 26, 2004			A$	0
Redraw Facility Principal at the close of business on September 26, 2004			A$	250,000
Interest paid on Redraw Facility Principal during the period from September 25, 2003 to September 26, 2004			A$	13,247
PRINCIPAL CASH BALANCE IN AUD
Principal Cash Balance at the opening of business on September 25, 2003			A$	6,353,670
Amounts allocated to Principal Cash Balance during the period from September 25, 2003 to September 26, 2004			A$	0
Amount of Principal Cash Balance allocated to collections during the period from September 25, 2003 to September 26, 2004			A$	2,377,810
Principal Cash Balance at September 26, 2004			A$	3,975,860
INCOME RESERVE IN AUD
Income Reserve at the opening of business on September 25, 2003			A$	0
Amounts allocated to Income Reserve during the period from September 25, 2003 to September 26, 2004			A$	0
Amount of Income Reserve allocated to collections during the period from September 25, 2003 to September 26, 2004			A$	0
Income Reserve at September 26, 2004			A$	0
COLLECTION INFORMATION IN AUD
Collections (1) received by the Trustee during the period from September 25, 2003 to September 26, 2004			A$	552,482,787
Less : Principal Cash Balance at September 26, 2004			A$	3,975,860
Less : Income Reserve at September 26, 2004			A$	0

Collections (other than Principal Cash Balance and Income Reserve) received during the period from September 25, 2003 to September 26, 2004			A$	548,506,927
Less : Collections to be applied towards repayment of Redraw Facility Principal during the period from September 25, 2003 to September 26, 2004			A$	0
Less : Collections to be applied towards payment of Expenses of the Trust during the period from September 25, 2003 to September 26, 2004				A$72,944,891

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from September 25, 2003 to September 26, 2004			A$	475,562,036

Principal Collections (net of redraws) received by the Trustee during the period from September 25, 2003 to September 26, 2004			A$	475,562,035
Less : Principal Collections applied by the Trustee towards the acquisition of substitute housing loans during the period from September 25, 2003 to September 26, 2004			A$	0
Less : Principal Collections applied towards repayment of Redraw Facility Principal during the period from September 25, 2003 to September 26, 2004			A$	0

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from September 25, 2003 to September 26, 2004			A$	475,562,035

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes during the period from September 25, 2003 to September 26, 2004			US$	273,448,000

(1) The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to September 30, 2004

Amount of mortgage insurance claims made:	A$	230,721
Amount of mortgage insurance claims paid:	A$	230,721
Amount of mortgage insurance claims pending:	A$	0
Amount of mortgage insurance claims denied:	A$	0

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